[FORM OF]

AMENDMENT NO. 1

TO TRANSFER AGENCY AGREEMENT

This AMENDMENT NO. 1 is made as of the ____ day of June 2020, to the Transfer Agency Agreement dated July 1, 2019, between VICTORY CAPITAL TRANSFER AGENCY, INC., a corporation organized under the laws of the State of Delaware and having a place of business in San Antonio, Texas (the "Transfer Agent"), and USAA MUTUAL FUNDS TRUST, a statutory trust organized under the laws of the State of Delaware and having a place of business in San Antonio, Texas (the "Trust").

The Transfer Agent and the Trust agree to modify and amend the Transfer Agency Agreement described above (the "Agreement") as follows:

1.SCHEDULE C. In order to reflect the redesignation of the Adviser Share Class to the Class A shares, which will pay a transfer agency fee of 0.10%, the addition of Class A shares to the USAA Ultra Short-Term Bond, USAA Growth and Tax Strategy, and USAA Nasdaq-100 Index Funds, which will pay a transfer agency fee of 0.10%, the addition of Class C shares to the USAA Income, USAA Intermediate-Term Bond, USAA Growth and Tax Strategy, and USAA Nasdaq-100 Index Funds, which will pay a transfer agency fee of 0.10%, and the addition of an Institutional Share Class to the USAA New York Bond, USAA Virginia Bond, USAA California Bond, USAA Tax Exempt Intermediate-Term, USAA Tax Exempt Long-Term, USAA Tax Exempt Short-Term, USAA Growth and Tax Strategy, and USAA Nasdaq-100 Index Funds, which will pay a transfer agency fee of 0.10%, Schedule C to the Agreement, setting forth the fees payable to the Transfer Agent with respect to each of the Trust's series, is hereby replaced in its entirety by Schedule C attached hereto.

2.RATIFICATION. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Transfer Agent and the Trust have caused this Amendment No. 1 to be executed as of the date first set forth above.

VICTORY CAPITAL TRANSFER AGENCY, INC.	USAA MUTUAL FUNDS TRUST
By: _______________________________________	By: ____________________________
Name: Michael D. Policarpo	Name: Christopher K. Dyer
Title: President, Chief Financial Officer and Chief	Title: President
Administrative Officer

SCHEDULE C

TO THE TRANSFER AGENCY AGREEMENT

FEE SCHEDULE

Annual Maintenance Charges — The annual maintenance charge for the following Funds includes the processing of all transactions and correspondence. The fee is billable on a monthly basis at the rate of 1/12 of the annual fee. The Transfer Agent will charge for each open and funded account as appropriate in the business judgment of the Transfer Agent from the month the account is opened through January of the year following the year all funds are redeemed from the account.

Aggressive Growth Fund Shares	$23.00
Capital Growth Fund Shares	$23.00
California Bond Fund Shares	$25.50
Cornerstone Aggressive Fund Shares	$23.00
Cornerstone Conservative Fund Shares	$0.00
Cornerstone Equity Fund Shares	$0.00
Cornerstone Moderate Fund Shares	$23.00
Cornerstone Moderately Aggressive Fund Shares	$23.00
Cornerstone Moderately Conservative Fund Shares	$23.00
Emerging Markets Fund Shares	$23.00
Extended Market Index Fund Shares	$23.00
Global Equity Income Fund Shares	$23.00
Global Managed Volatility Fund Shares	$23.00
Government Securities Fund Shares	$25.50
Growth & Income Fund Shares	$23.00
Growth and Tax Strategy Fund Shares	$23.00
Growth Fund Shares	$23.00
High Income Fund Shares	$25.50
Income Stock Fund Shares	$23.00
Income Fund Shares	$25.50
Intermediate-Term Bond Fund Shares	$25.50
International Fund Shares	$23.00
Nasdaq-100 Index Fund Shares	$23.00
New York Bond Fund Shares	$25.50
Precious Metals and Minerals Fund Shares	$23.00
500 Index Fund Member Shares and Reward Shares	$20.00
Science & Technology Fund Shares	$23.00
Short-Term Bond Fund Shares	$25.50
Small Cap Stock Fund Shares	$23.00
Tax Exempt Intermediate-Term Fund Shares	$25.50
Tax Exempt Long-Term Fund Shares	$25.50
Tax Exempt Short-Term Fund Shares	$25.50

C-1

Ultra Short-Term Bond Fund Shares	$25.50
Value Fund Shares	$23.00
Virginia Bond Fund Shares	$25.50
World Growth Fund Shares	$23.00

Annual Transfer Agency Fee — The annual fee for the following Funds includes the processing of all transactions and correspondence. The fee is calculated on average daily net assets at the rate noted below and is accrued daily and paid monthly.

Aggressive Growth Fund Institutional Shares	0.10%
California Bond Fund Class A	0.10%
California Bond Fund Institutional Shares	0.10%
Capital Growth Fund Institutional Shares	0.10%
Emerging Markets Fund Class A	0.10%
Emerging Markets Fund Institutional Shares	0.10%
Global Equity Income Fund Institutional Shares	0.10%
Global Managed Volatility Fund Institutional Shares	0.05%
Government Securities Fund Class A	0.10%
Government Securities Fund Institutional Shares	0.10%
Government Securities Fund R6 Shares	0.01%
Growth Fund Institutional Shares	0.10%
Growth & Income Fund Class A	0.10%
Growth & Income Fund Institutional Shares	0.10%
Growth and Tax Strategy Fund Class A	0.10%
Growth and Tax Strategy Fund C Shares	0.10%
Growth and Tax Strategy Fund Institutional Shares	0.10%
High Income Fund Class A	0.10%
High Income Fund Institutional Shares	0.10%
High Income Fund R6 Shares	0.01%
Income Fund Class A	0.10%
Income Fund C Shares	0.10%
Income Fund Institutional Shares	0.10%
Income Fund R6 Shares	0.01%
Income Stock Fund Institutional Shares	0.10%
Income Stock Fund R6 Shares	0.01%
Intermediate-Term Bond Fund Class A	0.10%
Intermediate-Term Bond Fund C Shares	0.10%
Intermediate-Term Bond Fund Institutional Shares	0.10%
Intermediate-Term Bond Fund R6 Shares	0.01%
International Fund Class A	0.10%
International Fund Institutional Shares	0.10%
International Fund R6 Shares	0.01%
Managed Allocation Fund Shares	0.05%
Money Market Fund Shares	0.25%
Nasdaq-100 Index Fund Class A	0.10%

C-2

Nasdaq-100 Index Fund C Shares	0.10%
Nasdaq-100 Index Fund Institutional Shares	0.10%
Nasdaq-100 Index Fund R6 Shares	0.01%
New York Bond Fund Class A	0.10%
New York Bond Fund Institutional Shares	0.10%
Precious Metals and Minerals Fund Class A	0.10%
Precious Metals and Minerals Fund Institutional Shares	0.10%
Science & Technology Fund Class A	0.10%
Short-Term Bond Fund Class A	0.10%
Short-Term Bond Fund Institutional Shares	0.10%
Short-Term Bond Fund R6 Shares	0.01%
Small Cap Stock Fund Institutional Shares	0.10%
Target Managed Allocation Fund Shares	0.05%
Target Retirement Income Fund Shares	0.00%
Target Retirement 2020 Fund Shares	0.00%
Target Retirement 2030 Fund Shares	0.00%
Target Retirement 2040 Fund Shares	0.00%
Target Retirement 2050 Fund Shares	0.00%
Target Retirement 2060 Fund Shares	0.00%
Tax Exempt Intermediate-Term Fund Class A	0.10%
Tax Exempt Intermediate-Term Fund Institutional Shares	0.10%
Tax Exempt Long-Term Fund Class A	0.10%
Tax Exempt Long-Term Fund Institutional Shares	0.10%
Tax Exempt Money Market Fund Shares	0.15%
Tax Exempt Short-Term Fund Class A	0.10%
Tax Exempt Short-Term Fund Institutional Shares	0.10%
Treasury Money Market Trust Shares	0.10%
Ultra Short-Term Bond Fund Class A	0.10%
Ultra Short-Term Bond Fund Institutional Shares	0.10%
Ultra Short-Term Bond Fund R6 Shares	0.01%
Value Fund Class A	0.10%
Value Fund Institutional Shares	0.10%
Virginia Bond Fund Class A	0.10%
Virginia Bond Fund Institutional Shares	0.10%
World Growth Fund Class A	0.10%
World Growth Fund Institutional Shares	0.10%

Effective: June [29], 2020

C-3